PARK NATIONAL CORPORATION
2017 LONG-TERM INCENTIVE PLAN FOR EMPLOYEES

Amendment No. 1
to
Performance-Based Restricted Stock Unit Award Agreement

This Amendment No. 1 (this “Amendment”) to the Performance-Based Restricted Stock Unit Award Agreement, made effective as of January 1, 2019 (the “PBRSU Agreement”), is made and entered into as of January 1, 2019 (the “Effective Date”), by and between Park National Corporation (the “Company”) and [Associate Name] (the “Participant”). Capitalized terms not defined in this Amendment have the meanings given to them in the Park National Corporation 2017 Long-Term Incentive Plan for Employees (the “Plan”).
Recitals:
        WHEREAS, the Company and the Participant entered into the PBRSU Agreement in order to evidence the grant as of January 1, 2019 by the Company to the Participant of an award of Performance-Based Restricted Stock Units (the “PBRSUs”), subject to the terms and conditions described in the Plan and the PBRSU Agreement; and
        WHEREAS, the Company and the Participant desire to amend certain Sections of the PBRSU Agreement, as permitted by Section 9(A) of the PBRSU Agreement;
        NOW, THEREFORE, the Company and the Participant, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, agree as follows:
1.Amendment of Section 3(A)(iii) of the PBRSU Agreement. Section 3(A)(iii) of the PBRSU Agreement is hereby amended by deleting the same in its entirety and substituting therefor the following:

(iii) The PBRSUs which vest pursuant to this Section 3(A) will be settled in the form contemplated in Section 6, which settlement will be effective as contemplated in Section 6.

2.Amendment of Section 4 of the PBRSU Agreement. Section 4 of the PBRSU Agreement is hereby amended by adding the following sentence which shall become the last sentence of Section 4:

         Section 5 of this Agreement shall not apply with respect to any Forfeiture Event occurring on or after the date of the Change in Control.

3.Amendment of Section 5(B)(i) of the PBRSU Agreement. Section 5(B)(i) of the PBRSU Agreement is hereby amended by deleting the same in its entirety and substituting therefor the following:

(i) the Participant, acting alone or with others, directly or indirectly, (I) induces any customer or supplier of the Company or any Affiliate of the Company, with which the Company or any Affiliate of the Company has a business relationship, to curtail, cancel, not renew or not continue his or her or its business with the Company or any Affiliate of the Company; or (II) induces, or attempts to induce, any employee of or service provider to the Company or any Affiliate of the Company to terminate such employment or service. Neither the Company nor any Affiliate of the Company shall bear any responsibility for the Participant’s tax consequences from any forfeiture pursuant to this Section 5.

4.Remainder of PBRSU Agreement in Full Force and Effect. Except as amended by the provisions of this Amendment, the provisions of the PBRSU Agreement shall remain in full force and effect in accordance with their respective terms and conditions.
5.Successors and Assigns. This Amendment shall be binding upon all successors and assigns of the Company.
6.Captions. The captions contained in this Amendment are included only for convenience of reference and do not define, limit, explain or modify this Amendment or its interpretation, construction or meaning and are in no way to be construed as part of this Amendment.
7.Severability. In the event that any provision of this Amendment shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Amendment or of the PBRSU Agreement, and this Amendment and the PBRSU Agreement shall be construed and enforced as if the illegal or invalid provision of this Amendment had not been included.
8.Signature in Counterparts. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the Participant has executed this Amendment, and the Company has caused this Amendment to be executed by its duly authorized officer, to be effective as of the Effective Date.

Company:	Participant:

PARK NATIONAL CORPORATION,
an Ohio corporation

By:	By:

Printed Name:	Printed Name:

Title: